Exhibit 99.1

Trovagene Announces Participation at The MicroCap Conference on October 1st and 2nd at the Essex House in New York City

Company overview, update on Onvansertib clinical development program and anticipated near-term value-creation milestones

SAN DIEGO, CA – September 18, 2018 – Trovagene, Inc. (NASDAQ: TROV), a clinical-stage oncology therapeutics company, developing targeted therapies for the treatment of leukemias, lymphomas and solid tumor cancers, today announced it will be featured as a presenting company at The MicroCap Conference that is being held on October 1st and 2nd, 2018 at the Essex House in New York City.

Dr. Thomas Adams, Executive Chairman of Trovagene, Inc., will provide an overview of the Company, the current status of ongoing clinical trials in Acute Myeloid Leukemia (AML) and metastatic Castration-Resistant Prostate Cancer (mCRPC), as well as anticipated near-term milestones, during the live presentation on October 2nd at 10:30 AM eastern time. Dr. Adams and Dr. Mark Erlander, Chief Scientific Officer, will also be available to participate in one-on-one meetings with investors who are registered to attend the conference, on Monday, October 1st and Tuesday, October 2nd.

If you are an investor, and would like to attend the Company’s presentation, please click on the following link (www.microcapconf.com) to register for the conference. Once your registration is confirmed, you will be prompted to log into the conference website to request a one-on-one meeting with Trovagene.

Event: MicroCap Conference

Trovagene Company Presentation Date: October 2nd

Time: 10:30 – 11:00 AM (Eastern Time)

Location: Kensington (2nd Floor); the Essex House in New York City

About Trovagene, Inc.

Trovagene is a clinical-stage, oncology therapeutics company, using a precision medicine approach to develop drugs that target mitosis (cell division) to treat various types of cancer, including leukemias, lymphomas and solid tumors. Trovagene has intellectual property and proprietary technology that enables the Company to analyze circulating tumor DNA (ctDNA) and clinically actionable markers to identify patients most likely to respond to specific cancer therapies. Trovagene plans to continue to vertically integrate its tumor genomics technology with the development of targeted cancer therapeutics. For more information, please visit https://www.trovagene.com

Trovagene Inc.    |    11055 Flintkote Avenue    |    San Diego    |    CA 92121    |    Tel.: USA [+1] 888-391-7992

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful, or that Trovagene’s strategy to design its liquid biopsy tests to report on clinically actionable cancer genes will ultimately be successful or result in better reimbursement outcomes. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2017, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Trovagene Contact:

Vicki Kelemen

VP, Corporate Communications

858-952-7652

vkelemen@trovagene.com